Exhibit 1.3

                    CHASE CREDIT CARD OWNER TRUST 2002-5


                           UNDERWRITING AGREEMENT
                              (Standard Terms)



                                                              June 27, 2002


J.P. Morgan Securities Inc.,
as Representative of the
several Underwriters
named in the
Terms Agreement
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

          Chase Manhattan Bank USA, National Association (the "Bank"), proposes to form the Chase Credit Card Owner Trust 2002-5 (the "Owner Trust") to sell the Floating Rate Asset Backed Notes designated in the Terms Agreement (as hereinafter defined) (the "Notes"). The Notes will be issued pursuant to an Indenture (the "Indenture") between the Owner Trust and the Indenture Trustee (the "Indenture Trustee") as described in the Terms Agreement attached hereto as Exhibit A (the "Terms Agreement") between the Bank and the underwriters listed on Schedule I thereto (the "Underwriters") which incorporates by reference this Underwriting Agreement (the "Agreement," which may include the Terms Agreement if the context so requires). The Notes designated in the Terms Agreement will be sold in a public offering through the Underwriters. Notes sold pursuant to the Terms Agreement may include the benefits of a letter of credit, cash collateral guaranty or account, collateral interest, surety bond, insurance policy, spread account, reserve account or other similar arrangement for the benefit of the Noteholders of such Series.

          Each Note will represent an obligation of the Owner Trust. The assets of the Owner Trust will include the Series Certificate which will be issued by the Chase Credit Card Master Trust (the "Master Trust") concurrently with the issuance of the Notes, the Owner Trust Spread Account and the Note Distribution Account. Each Series Certificate will represent a specified percentage undivided interest in the Master Trust. The Series Certificate will be issued

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in the aggregate principal amount specified in the Terms Agreement pursuant to a Third Amended and Restated Pooling and Servicing Agreement, dated as of November 15, 1999, as amended by the First Amendment thereto, dated as of March 31, 2001 and the Second Amendment thereto, dated as of March 1, 2002 (as further amended and supplemented as of the date hereof, the "Master Pooling and Servicing Agreement") by and among the Bank, as Transferor on and after June 1, 1996, JPMorgan Chase Bank, as Transferor prior to June 1, 1996 and as Servicer, and The Bank of New York, as trustee (the "Master Trust Trustee"), as supplemented by the Series Supplement specified in the Terms Agreement (the "Supplement" and together with the Master Pooling and Servicing Agreement, the "Pooling and Servicing Agreement"), by and among the Bank, JPMorgan Chase Bank and the Master Trust Trustee. The Series Certificate will be deposited into the Owner Trust by the Bank, as Depositor, pursuant to a deposit and administration agreement between the Bank and the Owner Trust (the "Deposit and Administration Agreement" ) on or before the Closing Date. The assets of the Master Trust include, among other things, certain amounts due on a portfolio of MasterCard(R) and VISA(R) revolving credit card accounts of the Bank (the "Receivables"). To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Indenture. Unless otherwise stated herein or in the Terms Agreement, as the context otherwise requires or if such term is otherwise defined in the Indenture, each capitalized term used or defined herein or in the Terms Agreement shall relate only to the Notes designated in the Terms Agreement and no other Notes issued by the Owner Trust.

          Section 1. Representations and Warranties of the Bank. Upon the execution of the Terms Agreement, the Bank represents and warrants to the Underwriters that:

                    (a) The Bank has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (having the registration number stated in the Terms Agreement), including a form of prospectus, relating to the Series Certificate and the Notes. Such registration statement, (as amended at the time it was declared effective by the Commission, including all material incorporated by reference therein, including all information contained in any Additional Registra-

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          tion Statement (if any) was declared effective by the Commission pursuant to the General Instructions of the Form on which it was filed and including all information (if any) deemed to be a part of such registration statement as of the time it was declared effective by the Commission pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act (such registration statement, the "Initial Registration Statement") has been declared effective by the Commission. If any post-effective amendment has been filed with respect to the Initial Registration Statement, prior to the execution and delivery of the Terms Agreement, the most recent such amendment has been declared effective by the Commission. If (i) an additional registration statement, including the contents of the Initial Registration Statement incorporated by reference therein and including all information (if any) deemed to be a part of such additional registration statement pursuant to Rule 430A(b)(the "Additional Registration Statement") relating to the Series Certificate and the Notes has been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to Rule 462(b), then the Series Certificate and the Notes have been duly registered under the Act pursuant to the Initial Registration Statement and such Additional Registration Statement or (ii) an Additional Registration Statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to Rule 462(b), then upon such filing the Series Certificate and the Notes will have been duly registered under the Act pursuant to the Initial Registration Statement and such Additional Registration Statement. If the Bank does not propose to amend the Initial Registration Statement or, if an Additional Registration Statement has been filed and the Bank does not propose to amend it and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of the Terms Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Act or, in the case of any Additional Registration Statement, Rule 462(b). The Initial Registration Statement and any Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement." Copies of the Registration Statements, together with any post-effective amendments have been furnished to the Underwriters. The Bank proposes to file with the Commission pursuant to Rule 424 ("Rule 424") under the Act a supplement (the "Prospectus Supplement") to the form of prospectus included in a Registration Statement (such prospectus, in the form it appears in a Registration Statement or in the form most

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          recently revised and filed with the Commission pursuant to Rule 424 is hereinafter referred to as the "Basic Prospectus") relating to the Series Certificate and the Notes and the plan of distribution thereof. The Basic Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, is hereinafter referred to as the "Final Prospectus." Except to the extent that the Underwriters shall agree in writing to a modification, the Final Prospectus shall be in all substantial respects in the form furnished to the Underwriters prior to the execution of the relevant Terms Agreement, or to the extent not completed at such time, shall contain only such material changes as the Bank has advised the Underwriters, prior to such time, will be included therein. Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 424 is hereinafter called a "Preliminary Final Prospectus;"

                    (b) The Initial Registration Statement, including such amendments thereto as may have been required on the date of the Terms Agreement, and the Additional Registration Statement (if any), relating to the Series Certificate or Notes, have been filed with the Commission and such Initial Registration Statement as amended, and the Additional Registration Statement (if any), have become effective. No stop order suspending the effectiveness of the Initial Registration Statement or the Additional Registration Statement (if any) has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Bank, threatened by the Commission;

                    (c) The Initial Registration Statement conforms, and any amendments or supplements thereto and the Final Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939 and the Rules and Regulations thereunder, and do not and will not, as of the applicable effective date as to the Initial Registration Statement and any amendment thereto, as of the applicable filing date as to the Final Prospectus and any supplement thereto, and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Additional Registration Statement (if any) and the Initial Registration Statement conform, in all material respects to the requirements of the Act, and do not and will not, as of the applicable effective date as to the Additional Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this

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          representation and warranty shall apply only during the period that a prospectus relating to the Notes or the Series Certificate is required to be delivered under the Act by dealers in connection with the initial public offering of such Series Certificate or Notes (such period being hereinafter sometimes referred to as the "prospectus delivery period"); provided, further, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Bank by or on behalf of the Underwriters specifically for use in connection with the preparation of a Registration Statement and the Final Prospectus;

                    (d) As of the Closing Date, the representations and warranties of the Bank, as Transferor, in the Pooling and Servicing Agreement and the Supplement and as Depositor in the Deposit and Administration Agreement will be true and correct;

                    (e) The Bank has been duly organized and is validly existing as a national bank in good standing under the laws of the United States, with power and authority to own its properties and conduct its business as described in the Final Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Bank and its subsidiaries, taken as a whole;

                    (f) The Series Certificate has been duly authorized, and, when issued and delivered pursuant to the Pooling and Servicing Agreement, duly authenticated by the Master Trust Trustee and deposited into the Owner Trust in exchange for the Notes, will be duly and validly executed, issued and delivered and entitled to the benefits provided by the Pooling and Servicing Agreement and the Supplement; the Notes have been duly authorized, and, when executed, duly authenticated by the Indenture Trustee and delivered pursuant to the Indenture, and paid for by the Underwriters in accordance with the terms of the Indenture and the Terms Agreement, the Notes will be duly and validly executed, issued and delivered and will constitute legal, valid and binding obligations of the Owner Trust, enforceable against the Owner Trust in accordance with their terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insol-

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          vency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors' rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Owner Trust or in the event of any moratorium or similar occurrence affecting the Owner Trust and to general principles of equity; and the Series Certificate, the Pooling and Servicing Agreement, the Supplement, the Notes and the Indenture conform to the descriptions thereof in the Final Prospectus in all material respects;

                    (g) When executed and delivered by the parties thereto, the Owner Trust Agreement will constitute a legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors' rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Bank or in the event of any moratorium or similar occurrence affecting the Bank and to general principles of equity;

                    (h) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required to be obtained or made by the Bank for the consummation of the transactions contemplated by this Agreement, the Terms Agreement, the Deposit and Administration Agreement, the Pooling and Servicing Agreement or the Supplement except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Master Trust's interest in the Receivables;

                    (i) The Bank is not in violation of its Articles of Association or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties is bound which would have a material adverse effect on the transactions contemplated herein, in the Pooling and Servicing Agreement or the Supplement. The execution, delivery and performance of this Agreement, the Terms Agreement, the Pooling and Servicing Agreement, the Supplement and the Deposit and Administration Agreement, and the issuance and deposit of the Series Certificate and issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in a breach

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          or violation of any of the terms of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Bank or any of its properties or any material agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of the properties of the Bank is subject, or the Articles of Association or By-laws of the Bank except for any such breaches or violations or defaults as would not individually or in the aggregate have a material adverse effect on the transactions contemplated herein, in the Pooling and Servicing Agreement and the Supplement and in the Indenture and the Deposit and Administration Agreement;

                    (j) Other than as set forth or contemplated in the Final Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Bank, threatened to which any of the Bank or its subsidiaries is or may be a party or to which any property of the Bank or its subsidiaries is or may be the subject which, if determined adversely to the Bank, could individually or in the aggregate reasonably be expected to have a material adverse effect on the Bank's credit card business or on the interests of the holders of the Series Certificate or the Notes; and there are no contracts or other documents of a character required to be filed as an exhibit to the Initial Registration Statement or the Additional Registration Statement (if any) or to be described in the Initial Registration Statement, the Additional Registration Statement (if any) or the Basic Prospectus which are not filed or described as required; and

                    (k) Each of this Agreement and the Terms Agreement has been duly authorized, executed and delivered by the Bank.

          Section 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Bank agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Bank, the principal amount of Notes set forth opposite each Underwriter's name in Schedule I to the Terms Agreement. The purchase price for the Notes shall be as set forth in the Terms Agreement.

          The Bank acknowledges and agrees that J.P. Morgan Securities Inc. may sell Notes to any of its affiliates, and that any such affiliates may sell such Notes to J.P. Morgan Securities Inc.

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          Section 3. Delivery and Payment. Unless otherwise provided in the
Terms Agreement, payment for Notes shall be made to the Bank or to its order by wire transfer of same day funds at the offices of Simpson Thacher & Bartlett in New York, New York at 10:00 A.M., New York City time, on the Closing Date (as hereinafter defined) specified in the Terms Agreement, or at such other time on the same or such other date as the Underwriters and the Bank may agree upon. The time and date of such payment for the Notes as specified in the Terms Agreement are referred to herein as the "Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

          Unless otherwise provided in the Terms Agreement, payment for the Notes shall be made against delivery to the Underwriters of the Notes registered in the name of Cede & Co. as nominee of The Depository Trust Company and in such denominations as the Underwriters shall request in writing not later than two full Business Days prior to the Closing Date. The Bank shall make the Notes available for inspection by the Underwriters in New York, New York not later than one full Business Day prior to the Closing Date.

          Section 4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Notes for sale to the public, which may include selected dealers, as set forth in the Final Prospectus.

          Section 5. Covenants of the Bank. The Bank covenants and agrees with the Underwriters that upon the execution of the Terms Agreement:

                    (a) Promptly following the execution of such Terms Agreement, the Bank will prepare a Prospectus Supplement relating to the issuance of the Series Certificate and the Notes, setting forth the amount of Notes covered thereby and the terms thereof not otherwise specified in the Basic Prospectus, the price at which such Notes are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Bank deems appropriate. The Bank will file such Prospectus Supplement with the Commission pursuant to Rule 424 within the time prescribed therein and will provide evidence satisfactory to the Underwriters of such timely filing. In addition, to the extent that the Underwriters (i) have provided to the Bank Collateral Term Sheets (as defined below) that the Underwriters have provided to

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          prospective investors, the Bank will file such Collateral Term
          Sheets as an exhibit to a report on Form 8-K within two business days of its receipt thereof, or (ii) have provided to the Bank Structural Term Sheets or Computational Materials (each as defined below) that such Underwriters have provided to a prospective investor, the Bank will file or cause to be filed with the Commission a report on Form 8-K containing such Structural Term Sheet and Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than the date on which the Final Prospectus is filed with the Commission pursuant to Rule 424.

                    (b) During the prospectus delivery period, before filing any amendment or supplement to the Initial Registration Statement, the Additional Registration Statement (if any) or the Final Prospectus, the Bank will furnish to the Underwriters copies of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which any Underwriter reasonably objects.

                    (c) During the prospectus delivery period, the Bank will advise the Underwriters promptly after it receives notice thereof,
          (i) when any amendment to any Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment or supplement to any Registration Statement or the Final Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Bank of any notification with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and will use its best efforts to prevent the issuance of any such stop order or notification and, if any is issued, will promptly use its best efforts to obtain the withdrawal thereof.

                    (d) If, at any time during the prospectus delivery period, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act, the Bank promptly will prepare and file with the Commission, an

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          amendment or a supplement which will correct such statement or omission or effect such compliance.

                    (e) The Bank will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Notes; provided, however, that the Bank shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified; and provided, further, that the Bank shall not be required to file a general consent to service of process in any jurisdiction.

                    (f) The Bank will furnish to each Underwriter, without charge, two copies of each Registration Statement (including exhibits thereto), one of which will be signed, and to each Underwriter conformed copies of each Registration Statement (without exhibits thereto) and, during the prospectus delivery period, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as each Underwriter may reasonably request.

                    (g) For a period from the date of this Agreement until the retirement of the Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever first occurs, the Bank will deliver to each Underwriter (i) the annual statements of compliance pursuant to the Indenture and the Pooling and Servicing Agreement, (ii) the annual independent certified public accountants' reports furnished to the Master Trust Trustee, (iii) all documents required to be distributed to Certificateholders of the Master Trust and to Noteholders of the Owner Trust and (iv) all documents filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, in each case as provided to the Indenture Trustee, Master Trust Trustee or filed with the Commission, as soon as such statements and reports are furnished to the Indenture Trustee, Master Trust Trustee or filed or, if an affiliate of the Bank is not the Servicer, as soon thereafter as practicable.

                    (h) The Bank will pay all expenses incident to the performance of its obligations under this Agreement, including without limitation: (i) expenses of preparing, printing and reproducing each Registration Statement, the Preliminary Final Prospectus,

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          the Final Prospectus, this Agreement, the Terms Agreement, the
          Pooling and Servicing Agreement, the Indenture, the Deposit and Administration Agreement, the Supplement, the Series Certificate, and the Notes, (ii) the cost of delivering the Notes to the Underwriters, (iii) any fees charged by investment rating agencies for the rating of the Series Certificate and the Notes, (iv) the Indenture Trustee's and the Owner Trustee's fees and the reasonable fees and disbursements of the counsel thereto; and (v) the reasonable expenses and costs (not to exceed the amount specified in the Terms Agreement) incurred in connection with "blue sky" qualification of the Notes for sale in those states designated by the Underwriters and the printing of memoranda relating thereto (it being understood that, except as specified in this paragraph (h) and in Sections 8 and 9 hereof, the Underwriters will pay all of their costs and expenses, including the fees of counsel to the Underwriters, transfer taxes on resale of any Notes by them and advertising expenses connected with any offers that they may make).

                    (i) To the extent, if any, that the rating provided with respect to the Series Certificate or the Notes by the rating agency or agencies that initially rate the Series Certificate or the Notes is conditional upon the furnishing of documents or the taking of any other actions by the Bank, the Bank shall furnish such documents and take any such other actions.

                    (j) The Bank will cause the Owner Trust to make generally available to Noteholders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Owner Trust occurring after the effective date of the Initial Registration Statement (or, if later, the effective date of the Additional Registration Statement), which shall satisfy the provisions of
          Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

                    (k) During the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, the Bank will not offer, sell, contract to sell or otherwise dispose of any credit card asset-backed securities of the Bank which are substantially similar to the Notes without the prior written consent of each Underwriter or unless such securities are referenced in the Terms Agreement.

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          Section 6. Representations and Warranties of the Underwriters. Each
Underwriter represents, warrants, covenants and agrees with the Bank that:

                    (a) It either (A) has not provided any potential investor with a Collateral Term Sheet (that is required to be filed with the Commission within two business days of first use under the Terms of the Public Securities Association Letter as described below), or (B) has, substantially contemporaneously with its first delivery of such Collateral Term Sheet to a potential investor, delivered such Collateral Term Sheet to the Bank, which Collateral Term Sheet, if any, is attached to this Agreement as Exhibit B.

                    (b) It either (A) has not provided any potential investor with a Structural Term Sheet or Computational Materials, or (B) has provided any such Structural Term Sheet or Computational Materials to the Bank, which Structural Term Sheets and Computational Materials, if any, are attached to this Agreement as Exhibit C.

                    (c) It either (A) has not provided any potential investor with a Series Term Sheet or (B) has provided any Series Term Sheet to the Bank, which Series Term Sheets, if any, are attached to this Agreement as Exhibit D.

                    (d) Each Collateral Term Sheet bears a legend indicating that the information contained therein will be superseded by the description of the collateral contained in the Prospectus Supplement and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets.

                    (e) Each Structural Term Sheet and Series Term Sheet and all Computational Materials bear a legend substantially as follows (or in such other form as may be agreed prior to the date of this Agreement):

                    This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Information contained herein is confidential and provided for information only, does not purport to be complete and should not be relied upon in connection with any decision to purchase the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any

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                    subsequent versions including, with respect to any
                    description of the securities or the underlying assets, the information contained in the final Prospectus and accompanying Prospectus Supplement. Offers to sell and solicitations of offers to buy the securities are made only by the final Prospectus and the related Prospectus Supplement.

                    (f) It (at its own expense) agrees to provide to the Bank any accountants' letters obtained relating to the Collateral Term Sheets, Structural Term Sheets and Computational Materials, which accountants' letters shall be addressed to the Bank.

                    (g) It has not, and will not, without the prior written consent of the Bank, provide any Collateral Term Sheets, Structural Term Sheets, Series Term Sheets or Computational Materials to any investor after the date of this Agreement.

                    (h) For purposes of this Agreement, "Collateral Term Sheets" and "Structural Term Sheets" shall have the respective meanings assigned to them in the February 13, 1995 letter of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20, 1994). "Series Term Sheet" has the meaning assigned to it in the April 4, 1996 letter of Latham & Watkins on behalf of Greenwood Trust Company (which letter, and the SEC staff's response thereto, were publicly available April 5,
          1996).

                    (i) (x) It has not offered or sold, and prior to the date which is six months after the date of issue of the Notes shall not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995; (y) it has complied and shall comply with all applicable provisions of the

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J.P. Morgan Securities Inc.
June 27, 2002
Page 14

          Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (z) it has only communicated or caused to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Acts 2000) received by it in connection with the issue or sale of Notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the Owner Trust.

          Section 7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for Notes on the Closing Date shall be subject to the accuracy of the representations and warranties of the Bank contained herein, to the accuracy of the statements of the Bank made in any Notes pursuant to the terms hereof, to the performance by the Bank of its obligations hereunder and under the Terms Agreement and to the following additional conditions:

                    (a) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 in the manner and within the applicable time period prescribed for such filing by the rules and regulations of the Commission under the Act and in accordance with
          Section 5(a) of this Agreement; and, as of the Closing Date, no stop order suspending the effectiveness of any Registration Statement shall have been issued, and no proceedings for such purpose shall have been instituted or threatened by the Commission; and all requests for additional information from the Commission with respect to any Registration Statement shall have been complied with to the reasonable satisfaction of the Representative.

                    (b) Subsequent to the date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Bank which materially impairs the investment quality of the Notes; (ii) any suspension or material limitation of trading of securities generally on the New York Stock Exchange or the American Stock Exchange; (iii) a declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities; or (iv) any material outbreak or declaration of hostilities or other calamity or crisis the effect of which on the financial markets of the

J.P. Morgan Securities Inc.
June 27, 2002
Page 15

          United States is such as to make it, in the judgment of the Representative, impracticable to market the Notes on the terms specified herein and the Terms Agreement.

                    (c) The Underwriters have received a certificate of a Vice President or other proper officer of the Bank, dated the Closing Date, in which such officer, to the best of his knowledge, shall state that (i) the representations and warranties of the Bank in this Agreement are true and correct in all material respects, (ii) the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of a Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission and (iv) the Final Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    (d) The Bank shall have furnished to the Underwriters the opinions of Simpson Thacher & Bartlett, counsel for the Bank, dated the Closing Date, in substantially the forms attached hereto as
          Exhibit 1 (with respect to Rule 10b-5 and other matters), Exhibit 2 (with respect to corporate, New York UCC and FDIC matters relating to the Master Trust, the Receivables, the Owner Trust, the Series Certificate and the Notes) and Exhibit 3 (with respect to tax matters), with only such changes as shall be reasonably satisfactory to the Representative.

                    (e) The Underwriters shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, one or more opinions, each dated the Closing Date, with respect to the validity of the Notes, the Initial Registration Statement, the Additional Registration Statement (if any), the Final Prospectus, the Delaware UCC and the Delaware Asset Backed Securities Facilitation Act, and such other related matters as the Representative may reasonably require, and the Bank shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters.

                    (f) At the date of the Terms Agreement and at the Closing Date, PricewaterhouseCoopers LLP (or such other independent public accountants as shall be

J.P. Morgan Securities Inc.
June 27, 2002
Page 16

          named in the Terms Agreement), certified independent public accountants for the Bank, shall have furnished to the Underwriters a letter or letters, dated respectively as of the date of the Terms Agreement and as of the Closing Date confirming that they are certified independent public accountants within the meaning of the Act and the Exchange Act, and the respective applicable published rules and regulations thereunder and substantially in the form heretofore agreed and otherwise in form and in substance satisfactory to the Representative and counsel for the Underwriters.

                    (g) The Underwriters shall receive evidence satisfactory to it that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the State of Delaware, reflecting (i) the interest of the Master Trust Trustee in the Receivables and the proceeds thereof, (ii) the interest of the Owner Trust in the Series Certificate and (iii) the interest of the Indenture Trustee, for the benefit of the holders of the Notes, in the Series Certificate.

                    (h) The Underwriters shall have received from Emmet, Marvin & Martin, LLP, counsel to the Master Trust Trustee, an opinion, dated the Closing Date, to the effect that:

                              (i) The Master Trust Trustee has been duly
                    organized and is validly existing as a banking corporation under the laws of New York and has the corporate power and authority to conduct business and affairs as a trustee.

                              (ii) The Master Trust Trustee has the corporate
                    power and authority to perform the duties and obligations of trustee under, and to accept the trust contemplated by, the Pooling and Servicing Agreement, and the Supplement.

                              (iii) Each of the Pooling and Servicing
                    Agreement and the Supplement has been duly authorized, executed, and delivered by the Master Trust Trustee.

                              (iv) The Series Certificate has been duly
                    executed and authenticated by the Master Trust Trustee.

J.P. Morgan Securities Inc.
June 27, 2002
Page 17

                              (v) Neither the execution nor the delivery by
                    the Master Trust Trustee of the Pooling and Servicing Agreement and the Supplement nor the consummation of any of the transactions contemplated thereby require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Master Trust Trustee.

                              (vi) The execution and delivery of the Pooling
                    and Servicing Agreement and the Supplement by the Master Trust Trustee and the performance by the Master Trust Trustee of their respective terms do not conflict with or result in a violation of (x) any law or regulation of any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Master Trust Trustee, or (y) the Certificate of Incorporation or By-laws of the Master Trust Trustee.

                    (i) The Underwriters shall have received an opinion of Richards, Layton & Finger, special counsel to the Owner Trustee, reasonably satisfactory to the Underwriters and their counsel, dated the Closing Date, in substantially the form attached hereto as
          Exhibit 4, with only such changes as shall be reasonably satisfactory to the Representative.

                    (j) The Underwriters shall have received an opinion of Richards, Layton & Finger, special counsel to the Owner Trust, reasonably satisfactory to the Underwriters and their counsel, dated the Closing Date, in substantially the form attached hereto as
          Exhibit 5, with only such changes as shall be reasonably satisfactory to the Representative.

                    (k) The Underwriters shall have received an opinion of Emmet, Marvin & Martin, LLP, special counsel to the Indenture Trustee, reasonably satisfactory to the Underwriters and their counsel, dated the Closing Date, in substantially the form attached hereto as Exhibit 5, with only such changes as shall be reasonably satisfactory to the Representative.

J.P. Morgan Securities Inc.
June 27, 2002
Page 18

                    (l) The Underwriters shall have received evidence satisfactory to them that the Series Certificate and the Notes shall be rated in accordance with the Terms Agreement by the Rating Agency.

                    (m) The Underwriters shall have received a certificate of a Vice President or other proper officer of the Servicer, dated the Closing Date, in which such officer, to the best of his or her knowledge, shall state that the representations and warranties of the Servicer in the Pooling and Servicing Agreement and the Supplement are true and correct.

                    (n) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters in all material respects and the Underwriters and counsel for the Underwriters shall have received such information, certificates and documents as the Underwriters or counsel for the Underwriters may reasonably request.

          If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Bank in writing or by telephone or facsimile confirmed in writing.

          Section 8. Reimbursement of Underwriters' Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 (other than the condition set forth in paragraph (b) of Section 7) is not satisfied, or because of any refusal, inability or failure on the part of the Bank to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Bank will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes and upon demand the Bank shall pay the full amount thereof to the Representative.

J.P. Morgan Securities Inc.
June 27, 2002
Page 19

          Section 9. Indemnification and Contribution. (a) The Bank agrees to indemnify and hold harmless the Underwriters, each of the directors thereof, each of the officers who are involved in the Offering and each person, if any, who controls each Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or any other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or preparing to defend or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) the Bank will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Bank by or on behalf of the Underwriters specifically for use therein, and (ii) such indemnity with respect to any Preliminary Final Prospectus shall not inure to any benefit of any Underwriter (or any person controlling any of the Underwriters) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as supplemented) at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Bank may otherwise have.

          (b) Each Underwriter agrees to indemnify and hold harmless the Bank, each of the directors thereof, each of the officers who signs a Registration Statement, and each person who controls the Bank within the meaning of the Act, to the same extent as the foregoing indemnities from the Bank to the Underwriters, but only with reference to written information furnished to the Bank by or on behalf of each Underwriter specifically for use in the preparation

J.P. Morgan Securities Inc.
June 27, 2002
Page 20

of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which each Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9 unless the indemnifying party is materially prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriter(s) being indemnified in the case of paragraph (a) of this Section 9, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

J.P. Morgan Securities Inc.
June 27, 2002
Page 21

          (d) If recovery is not available or is insufficient under the foregoing indemnification provisions of this Section 9, for any reason other than as specified herein, the parties entitled to indemnification by the terms hereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the Bank and the Underwriters are entitled, there shall be considered the relative benefits received by each from the offering of the Notes (taking into account the total proceeds of the offering received by the Bank and the total underwriting discounts and commissions received by the Underwriters), their relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Bank and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. None of the Underwriters nor any person controlling any Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Notes purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which any Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim.

          Section 10. Default by an Underwriter. If, on the Closing Date, any Underwriter or Underwriters default in the performance of its or their obligations under this Agreement, the Representative may make arrangements for the purchase of such Notes by other persons satisfactory to the Bank and the Representative, including any of the Underwriters, but if no such arrangements are made by the Closing Date, then each remaining non-defaulting Underwriter shall be severally obligated to purchase the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of Notes set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I to the Terms Agreement bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining non-defaulting Underwriters in
Schedule I to the Terms Agreement; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Notes on the Closing Date if the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds one-eleventh of the aggregate principal amount of the Notes to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase in total more than 110% of the principal amount of the Notes which it agreed to

J.P. Morgan Securities Inc.
June 27, 2002
Page 22

purchase on the Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded and the remaining Underwriters or other underwriters satisfactory to the Representative and the Bank do not elect to purchase the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Bank, except that the provisions of Section 11 shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule I to the Terms Agreement who, pursuant to this Section 10, purchases Notes which a defaulting Underwriter agreed but failed to purchase.

          Section 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Bank and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of you or the Bank or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

          Section 12. Notices. All communication hereunder shall be in writing and, if sent to the Underwriters will be mailed, delivered or telecopied and confirmed to them at 270 Park Avenue, 10th Floor, New York, New York 10017,
Attention: Marta G. Ricardo, Telecopy No: (212) 834-6564; if sent to the Bank, will be mailed, delivered or telecopied and confirmed to them care of Chase Manhattan Bank USA, National Association, at 500 Stanton Christiana Road, Floor 1, Newark, Delaware, 19713, Telecopy No.: (302) 552-6310, Attention:
Keith Schuck, Senior Vice President.

          Section 13. Secondary Trust or Special Purpose Vehicle. Each Underwriter severally represents that it will not, at any time that such Underwriter is acting as an "underwriter" (as defined in Section 2(11) of the Act) with respect to the Notes, transfer, deposit or otherwise convey any Notes into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Notes without the prior written consent of the Bank.

J.P. Morgan Securities Inc.
June 27, 2002
Page 23

          Section 14. Miscellaneous. This Agreement is to be governed by, and construed in accordance with, the laws of the State of New York; it may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person shall have any right or obligation hereunder. This Agreement supersedes all prior agreements and understandings between the parties relating to the subject matter hereof, other than those contained in the Terms Agreement executed in connection herewith. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          Section 15. Effectiveness. This Agreement shall become effective upon execution and delivery of the Terms Agreement.

          If you are in agreement with the foregoing, please sign the counterpart hereof and return it to the Bank, whereupon this letter and your acceptance shall become a binding agreement among the Bank and the Underwriters.

                                    Very truly yours,

                                    CHASE MANHATTAN BANK USA,
                                          NATIONAL ASSOCIATION


                                    By  /s/ Patricia M. Garvey
                                       ---------------------------------------
                                       Name:  Patricia M. Garvey
                                       Title: Vice President


The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.

J.P. MORGAN SECURITIES INC.
     as representative of the
     Underwriters named in
     Schedule I to the Terms
     Agreement



By    /s/ Marta G. Ricardo
   ----------------------------------
   Name:  Marta G. Ricardo
   Title: Vice President

                                                                Exhibit A



                    CHASE CREDIT CARD OWNER TRUST 2002-5

          CLASS A FLOATING RATE ASSET BACKED NOTES, SERIES 2002-5

          CLASS B FLOATING RATE ASSET BACKED NOTES, SERIES 2002-5

          CLASS C FLOATING RATE ASSET BACKED NOTES, SERIES 2002-5

                              TERMS AGREEMENT


                                                     Dated: June 27, 2002

To: Chase Manhattan Bank USA, National Association

Re: Underwriting Agreement dated June 27, 2002

Series Designation:  Series 2002-5


Underwriters:
------------

                  The Underwriters named on Schedule I attached hereto are the "Underwriters" for the purpose of this Agreement and for the purposes of the above-referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

Terms of the Notes:
------------------



                Initial Invested     Interest Rate
Class           Amount               or Formula                Price to Public
-----           ------               ----------                ---------------
Class A         $ 840,000,000        1 month LIBOR + 0.10%             100%
Class B         $  70,000,000        1 month LIBOR + 0.36%             100%
Class C         $  90,000,000        1 month LIBOR + 0.95%             100%


Payment Dates: Class A: the 15th day of each month (or if such 15th day is not a business day the next succeeding business day), commencing September 16, 2002.

Class B: the 15th calendar day (or if such 15th day is not a business day, the next succeeding business day) of each month, commencing September 16, 2002.

Class C: the 15th calendar day (or if such 15th day is not a business day, the next succeeding business day) of each month, commencing September 16, 2002.

Certificate Ratings:
-------------------
Class A:          AAA by Standard & Poor's
                  Aaa by Moody's
                  AAA by Fitch

Class B:          A by Standard & Poor's
                  A2 by Moody's
                  A by Fitch

Class C:          BBB by Standard & Poor's
                  Baa2 by Moody's
                  BBB by Fitch

Indenture: Indenture, dated as of July 16, 2002 between Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee for the Chase Credit Card Owner Trust 2002-5 and The Bank of New York, as Indenture Trustee and securities intermediary.

Indenture Trustee: The Bank of New York

Owner Trustee: Wilmington Trust Company

Master Trust Trustee:  The Bank of New York

Pooling and Servicing Agreement: The Third Amended and Restated Pooling and Servicing Agreement, dated as of November 15, 1999, as amended by the First Amendment thereto, dated as of March 31, 2001, and the Second Amendment thereto, dated as of March 1, 2002, between Chase Manhattan Bank USA, National Association, as Transferor on and after June 1, 1996, JPMorgan Chase Bank, as Transferor prior to June 1, 1996 and as Servicer, and The Bank of New York, as Master Trust Trustee, on behalf of the Certificateholders of Chase Credit Card Master Trust.

Supplement: Series 2002-5 Supplement, dated as of July 16, 2002, between Chase Manhattan Bank USA, National Association, as Transferor on and after June 1, 1996, JPMorgan Chase Bank, as Transferor prior to June 1, 1996 and as Servicer, and The Bank of New York, as Master Trust Trustee, on behalf of the Series 2002-5 Certificateholders.

Series Certificate: Series 2002-5
------------------


Purchase Price:
--------------

                  The purchase price payable by the Underwriters for the Notes covered by this Agreement will be the following percentage of the principal amounts to be issued:

                  Per Class A Notes:  100%

                  Per Class B Notes:  100%

                  Per Class C Notes:  100%


Registration Statement:  Registration No. 333-84400
----------------------

Underwriting Commissions, Concessions and Discounts:
---------------------------------------------------

                  The Underwriters' discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Class A Notes, Class B Notes and Class C Notes shall be as follows:


                     Underwriting
                       Discounts             Selling
      Class         and Concessions        Concessions        Reallowances
      -----        ----------------        -----------        ------------
     Class A            0.250%                0.200%             0.120%
     Class B            0.275%                0.225%             0.150%
     Class C            0.325%                0.275%             0.165%



Closing Date: July 16, 2002, 10:00 a.m., New York Time

Location of Closing: Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017

Payment for the Notes: Wire transfer of same day funds

Blue Sky Fees:  Up to $25,000




Opinion Modifications:  None

Other securities being offered concurrently: None.

Expenses: Notwithstanding Section 5(h) of the Underwriting Agreement, the Underwriters have agreed to reimburse the Bank for expenses associated with preparing and printing the Final Prospectus.

                  The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the above referenced Series of Notes set forth opposite their names on Schedule I hereto.

J.P. MORGAN SECURITIES INC.
As Representative of
the Underwriters named
in Schedule I hereto





By:_______________________________
Name:  Marta G. Ricardo
Title:    Vice President




Accepted:

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION


By:_______________________________
Name:  Patricia M. Garvey
Title:    Vice President

                                 SCHEDULE I


                                UNDERWRITERS


 $840,000,000 Principal Amount of Class A Floating Rate Asset Backed Notes,
                              Series 2002-5

                                                   Principal Amount

J.P. Morgan Securities Inc.                          $407,500,000
Merrill Lynch, Pierce, Fenner &
        Smith Incorporated                           $407,500,000
The Williams Capital Group, L.P.                     $ 25,000,000

                     Total                           $840,000,000
                                                     ============


 $70,000,000 Principal Amount of Class B Floating Rate Asset Backed Notes,
                               Series 2002-5

        Principal Amount

J.P. Morgan Securities Inc.                          $ 35,000,000
Merrill Lynch, Pierce, Fenner &
        Smith Incorporated                           $ 35,000,000

                     Total                           $ 70,000,000
                                                     ============



 $90,000,000 Principal Amount of Class C Floating Rate Asset Backed Notes,
                               Series 2002-5


        Principal Amount

J.P. Morgan Securities Inc.                          $ 45,000,000
Merrill Lynch, Pierce, Fenner &
        Smith Incorporated                           $ 45,000,000

                     Total                           $ 90,000,000
                                                     ============